Exhibit 10.3

Master Lease Amendment - Confidential

AMENDMENT NO. 1 TO MASTER LEASE

This AMENDMENT NO. 1 TO MASTER LEASE (this “Amendment”) is entered into as of February 12, 2016 (the “Effective Date”) by and among CSL NATIONAL, LP, a Delaware limited partnership (“CS&L National”), THE ENTITIES SET FORTH ON SCHEDULE 1 ATTACHED HERETO (together with CS&L National and their respective permitted successors and assigns, “Landlord”), and Windstream Holdings, Inc., a Delaware corporation (together with its permitted successors and assigns, “Tenant”).

A.Reference is made to that certain Master Lease, dated April 24, 2015, by and among Landlord and Tenant (as the same may be modified or amended from time to time, the “Master Lease”) pursuant to which Landlord leases to Tenant certain communications distribution systems and other related real property. Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings given to such terms in the Master Lease.

B.Landlord and Tenant desire to amend the Master Lease to, among other things, establish a method and protocol to facilitate potential transfers of ownership rights or exchanges of indefeasible rights of use and other long term rights (an “IRU”) in certain fiber and associated assets constituting Leased Property pursuant to certain fiber exchange agreements (each a “Fiber Exchange Agreement”) under which Landlord will grant to a third party ownership rights in certain fiber assets or an IRU in certain fiber assets and associated assets that constitute Leased Property (the “Outbound Assets”) in exchange for Landlord receiving ownership rights in certain fiber assets or an IRU in certain fiber assets and associated assets of such third party (the “Inbound Assets”), which Landlord will then lease to Tenant as Leased Property pursuant to the Master Lease.

C.Landlord and Tenant desire to further amend the Master Lease to, among other things, permit Landlord to install, own and operate (including leasing to certain eligible communications carriers) certain wireless communications towers, antennas and related equipment on designated portions of the Leased Property.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.	Exchange.
(a)

Prior to executing a Fiber Exchange Agreement, the parties will work together to compute the fair market value of the Outbound Assets and Inbound Assets, including the valuation modeling and methodologies employed, working papers, comparable valuations utilized, and other relevant background materials used in arriving at the respective valuations, and all information concerning the initial construction, service date, subsequent use, and projected technical serviceable and useful life of such assets (with respect to any assets, the “Valuation Materials”).

(b)	If the parties mutually agree to proceed with the transactions contemplated by the Fiber Exchange Agreement, (i) Tenant, Landlord and the appropriate third party

Master Lease Amendment - Confidential

(c)

will enter into the Fiber Exchange Agreement for the purposes set forth therein, including, without limitation, the performance testing and delivery of the Outbound Assets and the performance review and acceptance of the Inbound Assets, and (ii) Landlord will then lease the Inbound Assets to Tenant as Leased Property under the Master Lease.

(d)

Simultaneously with the execution and delivery of the Fiber Exchange Agreement by Tenant, Landlord and the appropriate third party, Tenant and Landlord will effectuate and memorialize the removal of the Outbound Assets as Leased Property and the addition of the Inbound Assets as Leased Property by executing and delivering a letter agreement substantially in the form attached hereto as Exhibit A (the “Letter of Exchange”).

(e)

As a condition to Landlord’s consent and agreement to execute and deliver the Fiber Exchange Agreement and related Letter of Exchange, Tenant shall certify to Landlord in such Letter of Exchange that, on and as of the date thereof, the following representations and warranties are true and correct:

(i)

No Event of Default has occurred and is continuing under the Master Lease, and there exists no event, condition or occurrence that with notice or passage of time or both would constitute an Event of Default under the Master Lease, including as a result of Tenant’s execution and performance of the Fiber Exchange Agreement, the agreements contemplated therein, or any other document executed or to be executed in connection therewith by Tenant or an Affiliate of Tenant.  Neither the Letter of Exchange nor any other document executed or to be executed in connection therewith by Tenant or any Affiliate of Tenant constitutes a material breach of any other agreement of Tenant or such Affiliate of Tenant;

(ii)

Tenant is duly organized, validly existing and in good standing under the laws of Delaware and is duly authorized and qualified to perform its obligations under the Letter of Exchange and the Fiber Exchange Agreement within the State(s) and other legal jurisdictions where any portion of the Outbound Assets or Inbound Assets are located;

(iii)

The value of each of the Outbound Assets and the Inbound Assets is accurately reflected in the Fiber Exchange Agreement, each has been determined using Tenant’s customary methodology that Tenant has consistently and historically used to value similar assets for purposes of similar transactions, and that Tenant has delivered to Landlord complete and accurate copies of all of the Valuation Materials with respect to the Outbound Assets and Inbound Assets; and

(iv)

The Inbound Assets have been, or will have been as of the Mutual Acceptance Date (as defined in the Fiber Exchange Agreement), inspected by Tenant, and are, or will be as of such date, in good and operable condition, conform in all respects to the requirements of the Fiber

Master Lease Amendment - Confidential

Exchange Agreement (Tenant not having waived any of the conditions set forth therein), and will comply in all respects with industry standards and Legal Requirements (as defined in the Master Lease), unless Tenant properly rejects the Inbound Assets in accordance with the Fiber Exchange Agreement and such agreement is terminated as a result thereof.

(f)

In addition, as a condition to Landlord’s consent and agreement to execute and deliver the Fiber Exchange Agreement and related Letter of Exchange, Tenant shall covenant and agree in such Letter of Exchange that it shall strictly comply with all terms and conditions of the Fiber Exchange Agreement and all other agreements referenced therein, including, without limitation, any and all maintenance agreements or other agreements with respect to any assets associated with the Outbound Assets or Inbound Assets.

(g)

In the event Tenant properly rejects the Inbound Assets, or the counterparty to the Fiber Exchange Agreement properly rejects the Outbound Assets, in accordance with the Fiber Exchange Agreement and such agreement is terminated as a result thereof, Tenant shall promptly notify Landlord of such termination and, pursuant to the terms and conditions of the Letter of Exchange, the Master Lease shall not be amended or modified with respect to such failed exchange of assets.

2.

Expenses.  Each party shall be responsible for payment of the costs and expenses it incurs in connection with the evaluation, processing and documentation of the transactions contemplated by this Amendment, including all reasonable attorneys’ fees or fees and expenses of other advisors, regardless of whether such transaction is consummated; provided, however, that Tenant agrees to reimburse Landlord for expenses reasonably incurred by Landlord up to Four Thousand Dollars ($4,000.00) for the evaluation, processing and documentation of the transactions contemplated by a Fiber Exchange Agreement, including the valuation of the Outbound Assets and Inbound Assets by Landlord.  Tenant shall pay Landlord such reimbursement no later than 15 days following Landlord’s submission to Tenant of reasonably detailed documentation evidencing such expenses.  Landlord shall seek Tenant’s prior written approval for reimbursement of any expenses in excess of Four Thousand Dollars ($4,000.00) incurred by Landlord regarding the same Fiber Exchange Agreement.

3.

Use of Leased Facilities by Landlord.  Section 7.2 of the Master Lease is hereby amended by adding the following new subsection (g) at the end of said Section and incorporating the new Schedule 7.2(g) attached hereto as Exhibit B:

“Notwithstanding the foregoing, Landlord shall have the right to use, or cause to be used, each central office, administrative office, retail store, vacant land, parking lot, warehouse, storage building, pad mount, reporting center and switch site included in the Leased Property, which shall be set forth on an exhibit to the Development Agreement (as defined below and, for purposes of clarification, in no event shall the grant set forth in this section include rights to utility poles, data centers, or Leased Property commonly identified as POPs or huts), in each case for the

Master Lease Amendment - Confidential

purpose of: (i) on an exclusive basis in relation to third parties, constructing, installing and operating macro-towers, and related equipment, for use by commercial mobile radio service wireless carriers, and (ii) on a non-exclusive basis, constructing, installing and operating rooftop antennas, and related equipment, for use by commercial mobile radio service wireless carriers (the “Expanded Use”); provided, however, in no event, shall Landlord be permitted to install or permit the installation of fixed wireless or IPTV distribution systems within the same local exchange area of the incumbent local exchange carriers that are Subsidiaries of Tenant and are operating the Facilities being leased by Tenant under this Master Lease.  Nothing contained in this subsection (g) shall prohibit Tenant from constructing, installing and operating macro-towers at the locations listed in the exhibit to the Development Agreement, but Tenant agrees that it will not lease space on such macro-towers to commercial mobile radio service wireless carriers.  Prior to Landlord’s initial use of such Leased Property for the foregoing purposes, Landlord and Tenant shall enter into a separate written agreement setting forth the procedures for Landlord’s development of such Leased Property for such purposes (the “Development Agreement”) as reasonably required to limit undue disruption to Tenant’s use, occupancy and operation of the Leased Property in accordance with the Master Lease and Landlord’s use of the Leased Property for the purposes described above.  Landlord and Tenant shall cooperate in good faith to negotiate, execute and deliver the Development Agreement prior to February 26, 2016.  In addition, the Expanded Use will be governed by the commercial arrangements further described in Schedule 7.2(g) attached hereto.”

4.

Effectiveness of Letter Amendments.  Upon execution and delivery thereof by duly authorized representatives of Landlord and Tenant, but subject to the satisfaction of conditions precedent stated therein, the Letter of Exchange shall be effective to amend the Master Lease with respect to the Leased Property as contemplated therein.  To the extent of any conflict between any Letter of Exchange and the Master Lease, the Letter of Exchange shall control.  Except as specifically modified by the Letter of Exchange, the Master Lease shall remain in full force and effect on the terms and conditions set forth therein.

5.

Representations and Warranties.  Each of Landlord and Tenant hereby represents and warrants to the other that: (i) it has all necessary corporate power and authority to execute, deliver and perform its obligations under this Amendment; (ii) the execution, delivery and performance by it of this Amendment has been duly authorized by all necessary entity action on its part; and (iii) this Amendment constitutes a legal, valid and binding obligation of such party enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor’s rights and by general principles of equity limiting the availability of certain remedies.

Master Lease Amendment - Confidential

6.

Value Limitation.  Notwithstanding the foregoing, Landlord and Tenant hereby agree that any Fiber Exchange Agreement (and related Letter of Exchange) which either (i) on an individual basis, involves total consideration in excess of $10,000,000.00 (Inbound Assets equal to $5,000,000 and Outbound Assets equal to $5,000,000), or (ii) on an aggregate basis with all other Fiber Exchange Agreements entered into pursuant to this Amendment, involves total consideration in excess of $50,000,000.00, shall require Landlord and Tenant to enter into an additional and separate writing to amend and supplement the Master Lease in accordance with Section 41.7 thereof.

7.

Effectiveness of Amendment.  As of the Effective Date, this Amendment shall amend and supplement the Master Lease and, to the extent of any conflict between the Master Lease and this Amendment, this Amendment shall control.  Except as specifically modified by this Amendment, the Master Lease shall remain in full force and effect on the terms and conditions set forth therein, and the Master Lease, as amended by this Amendment, is hereby ratified and confirmed by Landlord and Tenant.  Nothing contained herein or in any other document referenced herein shall be construed as limiting Landlord’s discretion to approve or disapprove any transaction that may be discussed by the parties pursuant to Section 1 of this Agreement, or from placing additional conditions upon Landlord’s approval or consent with respect to such transaction.

8.

Further Information.  From time to time either party may request such additional information concerning the valuation and methodologies employed by the other party with respect to any transactions involving the Outbound Assets or Inbound Assets including, without limitation, any supplemental Valuation Materials prepared by or in the possession of the other party.

9.

Incorporation of Miscellaneous Terms from Master Lease.  All of the provisions of Article XLI of the Master Lease will apply to this Amendment as if such provisions were fully set forth herein and, in each case, referencing this Amendment as part of the Master Lease.

[Signature page follows]

Master Lease Amendment - Confidential

IN WITNESS WHEREOF, this Amendment No. 1 to Master Lease has been executed by Landlord and Tenant as of the Effective Date.

TENANT:	LANDLORD:

WINDSTREAM HOLDINGS, INC.,	CSL ALABAMA SYSTEM, LLC
a Delaware corporation	CSL ARKANSAS SYSTEM, LLC
CSL FLORIDA SYSTEM, LLC
CSL GEORGIA SYSTEM, LLC
By: /s/ Anthony W. Thomas________	CSL IOWA SYSTEM, LLC
Name: Anthony W. Thomas	CSL KENTUCKY SYSTEM, LLC
Title: Chief Executive Officer	CSL MISSISSIPPI SYSTEM, LLC
CSL MISSOURI SYSTEM, LLC
CSL NEW MEXICO SYSTEM, LLC
CSL OHIO SYSTEM, LLC
CSL OKLAHOMA SYSTEM, LLC
CSL TEXAS SYSTEM, LLC
CSL REALTY, LLC
CSL GEORGIA REALTY, LLC
CSL TENNESSEE REALTY, LLC

By: /s/ Kenneth A. Gunderman_______
Name: Kenneth A. Gunderman
Title: President & Chief Executive Officer

CSL NORTH CAROLINA SYSTEM, LP
CSL NORTH CAROLINA REALTY, LP

By: CSL North Carolina Realty GP, LLC, as its General Partner

By: /s/ Kenneth A. Gunderman_______
Name: Kenneth A. Gunderman
Title: President & Chief Executive Officer

CSL NATIONAL, LP

By: CSL National GP, LLC, as its General Partner

By: /s/ Kenneth A. Gunderman_______
Name: Kenneth A. Gunderman
Title: President & Chief Executive Officer

Signature Page to Amendment No. 1 to Master Lease

Master Lease Amendment - Confidential

Schedule 1 – List of Landlord Entities

CSL ALABAMA SYSTEM, LLC

CSL ARKANSAS SYSTEM, LLC

CSL FLORIDA SYSTEM, LLC

CSL GEORGIA SYSTEM, LLC

CSL IOWA SYSTEM, LLC

CSL KENTUCKY SYSTEM, LLC

CSL MISSISSIPPI SYSTEM, LLC

CSL MISSOURI SYSTEM, LLC

CSL NEW MEXICO SYSTEM, LLC

CSL OHIO SYSTEM, LLC

CSL OKLAHOMA SYSTEM, LLC

CSL TEXAS SYSTEM, LLC

CSL REALTY, LLC

CSL GEORGIA REALTY, LLC

CSL TENNESSEE REALTY, LLC

CSL NORTH CAROLINA SYSTEM, LP

CSL NORTH CAROLINA REALTY, LP

Schedule 1 to Amendment No. 1 to Master Lease

Master Lease Amendment - Confidential

Exhibit A

Letter of Exchange

[Date]

CSL National, LP

c/o Communications Sales & Leasing, Inc.

10802 Executive Center Drive

Benton Building, Suite 300

Little Rock, AR 72211

Attention: Senior Vice President - Operations

CSL National, LP

c/o Communications Sales & Leasing, Inc.

10802 Executive Center Drive

Benton Building, Suite 300

Little Rock, AR 72211

Attention: General Counsel

Re:

Exchange of fiber assets subject to that certain Master Lease (“Master Lease”), dated April 24, 2015, by and among CSL NATIONAL, LP, a Delaware limited partnership (“CS&L National”, THE ENTITIES SET FORTH ON SCHEDULE 1 ATTACHED THERETO (collectively, together with CS&L National and their respective permitted successors and assigns, “Landlord”), and Windstream Holdings, Inc., a Delaware corporation (together with its permitted successors and assigns, “Tenant”)

To Whom It May Concern:

Reference is made to that certain [Fiber Exchange Agreement] (the “Fiber Exchange Agreement”) [and associated maintenance and collocations agreements, all] attached hereto as Annex 1.  All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Fiber Exchange Agreement.  Subject to the consummation of the transactions contemplated by the Fiber Exchange Agreement, Landlord and Tenant mutually consent to the following modifications to the Leased Property under the Master Lease effective as of the Mutual Acceptance Date:

(a)

The assets defined in the Fiber Exchange Agreement as the fibers being delivered by Landlord to the third party (the “Outbound Fibers”) shall no longer constitute Leased Property pursuant to and as defined in the Master Lease;

(b)

Tenant releases from the encumbrance of the Master Lease and grants to CSL an undivided interest in and to the Associated Property related to the Outbound Fibers, provided, however, that such Associated Property shall remain as Leased Property, pursuant to and as defined in the Master Lease, solely for the purposes of Tenant’s obligations to maintain said Associated Property;

Exhibit A to Amendment No. 1 to Master Lease

Master Lease Amendment - Confidential

(c)

The assets defined in the Fiber Exchange Agreement as the fibers being delivered by the third party to Landlord (the “Inbound Fibers”) and the related Associated Property shall constitute Leased Property, subject to all of the terms and conditions of the Master Lease; and

(d)

All of the Inbound Fibers and the related Associated Party shall be deemed a part of the Facility (as defined in the Master Lease) referred to as “[Facility Designated for State Named Below]” in the Master Lease.

As a condition to Landlord’s agreement to execute and deliver the Fiber Exchange Agreement and this Letter of Exchange:

(i)Tenant represents and warrants to Landlord that: (x) each of the representations and warranties contained in Section 1(d) of that certain Amendment No. 1 to Master Lease, dated as of February 12, 2016, by and among Tenant and Landlord are true and correct as of the date hereof, and (y) the majority of the fiber route miles included in the Inbound Fibers are located in the State of [Name of State] [or in the case where the Inbound Fibers are located in three or more States, the plurality of the fiber route miles included in the Inbound Fibers are located in the State of [Name of State]]; and

(ii)Tenant covenants and agrees that it shall strictly comply with all terms and conditions of the Fiber Exchange Agreement and all other agreements referenced therein, including, without limitation, any and all maintenance agreements or other agreements with respect to any assets associated with the Outbound Fibers or Inbound Fibers.

Notwithstanding anything to the contrary contained herein or in the Master Lease, Tenant shall not have any right to abandon or otherwise cease operations of the CSL Fibers and the related and Associated Property without the prior written consent of Landlord.

In addition to all other indemnities and other legal remedies available to Landlord in accordance with the Master Lease, Tenant hereby agrees to protect, indemnify, save harmless and defend Landlord and its directors, officers and employees from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, including reasonable attorneys’, consultants’ and experts’ fees and expenses (collectively, “Claims”), imposed upon, incurred by, or asserted by third parties against, Landlord and its directors, officers and employees by reason of any breach of any representation and warranty or covenant contained in this letter agreement and any Claims arising under, in connection with, or related to the Fiber Exchange Agreement or any agreements referenced therein, including, without limitation, any use and maintenance of the Inbound Fibers, Outbound Fibers or any other rights or interests created or conveyed thereunder.  Furthermore, Tenant shall indemnify, hold harmless and reimburse Landlord for any and all Impositions and any and all taxes imposed on Landlord with respect to the sale, exchange or other disposition of the Outbound Fibers or granting of rights to the Associated Property that arise out of or result from the transactions contemplated by this letter agreement or the Fiber Exchange Agreement (a “Tax Claim”).  The indemnification provided herein shall not extend to the diminution in value of any CSL Fibers resulting from the expiration of time or the normal operation and use thereof.  As a prerequisite of Tenant’s obligation to indemnify Landlord in connection with a Tax Claim, the parties shall

Exhibit A to Amendment No. 1 to Master Lease

Master Lease Amendment - Confidential

agree upon the anticipated tax treatment of the Fiber Exchange Agreement prior to the execution of this Letter of Exchange, and neither party will subsequently take a contrary position concerning the tax treatment of the Fiber Exchange Agreement without first obtaining the consent of the other party.

Landlord shall be obligated to (a) deliver notice to Tenant of any Claim or Tax Claim for which it is seeking Tenant to indemnify Landlord pursuant to this Letter of Exchange promptly after Landlord becomes aware that such Claim or Tax Claim may be imposed on or incurred by Landlord or any of its Affiliates; provided, the failure to so notify Tenant shall not relieve Tenant of its obligations hereunder, except to the extent such failure materially and adversely prejudiced Tenant, (b) allow Tenant to participate in any investigation or audit conducted in connection with the Claim or Tax Claim, and (c) use commercially reasonable efforts to mitigate any damages it incurs or is reasonably expected to incur in connection with such Claim or Tax Claim; provided, neither such mitigation efforts nor any other provision contained herein will require Landlord or any of its Affiliates to take any action or position that is inconsistent with the advice or recommendations of its professional tax and accounting advisors.  Landlord or its Affiliate, as applicable, shall have the right to control the conduct of any audit or administrative or judicial proceeding or of any demand or claim; provided, however, that Tenant, at its sole cost and expense, shall be entitled to participate in any such audit or proceeding related to a Claim or Tax Claim and to contest, resist and defend any applicable liability (including fines and penalties); it being agreed and understood that in no event shall Landlord have the right to enter into any settlement with respect to any Claim or Tax Claim for which Tenant has an obligation to indemnify Landlord hereunder without obtaining Tenant’s prior consent, not to be unreasonably withheld, conditioned or delayed.  Any amounts which become payable by Tenant in connection with a Claim or Tax Claim shall be paid within thirty (30) days after liability therefor is determined by a final non appealable judgment or settlement or other agreement of the parties.

Sincerely,

WINDSTREAM HOLDINGS, INC.

By: _____________________________

Name: ___________________________

Title: ____________________________

Acknowledged and Accepted:

LANDLORD:

CSL ALABAMA SYSTEM, LLC
CSL ARKANSAS SYSTEM, LLC
CSL FLORIDA SYSTEM, LLC
CSL GEORGIA SYSTEM, LLC
CSL IOWA SYSTEM, LLC
CSL KENTUCKY SYSTEM, LLC
CSL MISSISSIPPI SYSTEM, LLC

Exhibit A to Amendment No. 1 to Master Lease

Master Lease Amendment - Confidential

CSL MISSOURI SYSTEM, LLC
CSL NEW MEXICO SYSTEM, LLC
CSL OHIO SYSTEM, LLC
CSL OKLAHOMA SYSTEM, LLC
CSL TEXAS SYSTEM, LLC
CSL REALTY, LLC
CSL GEORGIA REALTY, LLC
CSL TENNESSEE REALTY, LLC

By:_____________________________
Name: __________________________
Title:__________________________

CSL NORTH CAROLINA SYSTEM, LP
CSL NORTH CAROLINA REALTY, LP

By: CSL North Carolina Realty GP, LLC, as its General Partner

By:___________________________
Name: ________________________
Title: ________________________

CSL NATIONAL, LP

By: CSL National GP, LLC, as its General Partner

By:___________________________
Name: ________________________
Title: ________________________

Exhibit A to Amendment No. 1 to Master Lease

Master Lease Amendment - Confidential

Exhibit B – Additional Schedule to Master Lease

SCHEDULE 7.2(g)

BACKHAUL FOR MACRO-TOWERS AND ROOFTOP ANTENNAS

Tenant will be the exclusive provider of any backhaul, transport or other telecommunications connectivity whatsoever (including but not limited to copper, fiber or future technologies) (the “Backhaul Connectivity”) to any of the macro-towers or rooftop antennas permitted to be installed pursuant to Section 7.2(g) (as used herein respectively, “Macro-Towers” and “Rooftop Antennas”).

For any entity utilizing the Macro-Towers or the Rooftop Antennas that is a then current customer of Tenant, Tenant’s Affiliates or Tenant’s Subsidiaries (the “Customer Tower User”), Tenant will make certain that the Customer Tower User is provided with Backhaul Connectivity at the rates and upon the terms provided for in the Customer Tower User’s then current agreement(s) with Tenant, Tenant’s Affiliate or Tenant’s Subsidiary.  If a Customer Tower User’s agreement with Tenant does not cover the services that the Customer Tower User desires to use for Backhaul Connectivity, then Tenant will make certain that the Customer Tower User is provided with those Backhaul Connectivity services at the same rates and terms upon which Tenant, Tenant’s Affiliate or Tenant’s Subsidiary provides Backhaul Connectivity to similarly situated entities for comparable services.  For any entity utilizing the Macro-Towers or the Rooftop Antennas that is not a then current customer of Tenant, Tenant’s Affiliates or Tenant’s Subsidiaries (the “Non-Customer Tower User”), Tenant will make certain that the Non-Customer Tower User is provided with Backhaul Connectivity at the same rates and terms upon which Tenant, Tenant’s Affiliate or Tenant’s Subsidiary provides Backhaul Connectivity to similarly situated entities for comparable services.

In the event any potential Customer Tower User or Non-Customer Tower User notifies Tenant in writing that it is unwilling to utilize Backhaul Connectivity on the terms proposed by Tenant in accordance with the foregoing, Tenant shall, in its sole discretion, propose or choose not to propose, or cause its Affiliates and Subsidiaries to propose or choose not to propose, revised rates and terms to such Customer Tower User or Non-Customer Tower User.  Tenant will inform the Customer Tower User or Non-Customer Tower User of its decision whether to propose or not to propose revised rates and terms within a reasonable period following receipt of such notice.

For purposes of this Schedule 7.2(g), similarly situated entities will be determined by referring to volume of business and revenue commitments.  For purposes of this Schedule 7.2(g), comparable services will be determined by referring to technical specifications, agreement terms, service level requirements, configurations, end points, bandwidth and length of term.  Notwithstanding anything to the contrary herein, If a Customer Tower User or Non-Customer Tower User desires to acquire Backhaul Connectivity via dark fiber, Tenant shall be the exclusive provider of such connectivity, but dark fiber connectivity shall be provided at Tenant’s sole discretion.  Tenant agrees that it may determine in its sole discretion and on a case by case basis to waive its right to

Exhibit B to Amendment No. 1 to Master Lease

Master Lease Amendment - Confidential

be the exclusive provider of Backhaul Connectivity to a Customer Tower User or a Non-Customer Tower User.

Exhibit B to Amendment No. 1 to Master Lease